PRICING SUPPLEMENT NO. 21                                   Rule 424(b)(3)
DATED: February 23, 1998                                File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and rospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $20,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]     Certificated Notes [_]
February 26, 1998


Maturity Date:
February 26, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                          Optional          Optional
                     Redemption           Repayment         Repayment
Redeemable On        Price(s)             Date(s)           Price(s)
-------------        ----------           ---------         ----------

N/A                  N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]           Commercial Paper Rate        Minimum Interest Rate: N/A

[_]           Federal Funds Rate           Interest Reset Date(s): *

[_]           Treasury Rate                Interest Reset Period: Three Months

[_]           LIBOR Reuters                Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                   Interest Payment Period: Quarterly

[_]           CMT Rate


Initial Interest Rate: 5.61188%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%

------------------------
*        5/26/98, 8/26/98 and 11/26/98.

**       5/26/98, 8/26/98, 11/26/98 and 2/26/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.